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                                                                     Exhibit 2.5

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       THIS NOTICE OF GUARANTEED DELIVERY MAY ONLY BE USED FOR TENDER OF
                          AMERICAN DEPOSITARY SHARES
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                         Notice of Guaranteed Delivery
                                      FOR

                      TENDER OF AMERICAN DEPOSITARY SHARES
                                      OF
                                OzEmail Limited
                                       to
                     UUNET Holdings Australia Pty Limited
                           a wholly owned subsidiary
                                      of
                           UUNET Technologies, Inc.
                           a wholly owned subsidiary
                                      of
                              MCI WORLDCOM, Inc.
                                      AT
                           US$2.20 Net Per Share or
                US$22.00 PER AMERICAN DEPOSITARY SHARE IN CASH
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     As set forth in "Procedures for Tendering Shares and ADSs--Valid Tender of ADSs" in Section 2 to the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used for acceptance of the Offer (as defined below) in respect of American Depositary Shares ("ADSs") each representing ten ordinary shares of OzEmail Limited (ACN 066 387 157), a corporation incorporated under the laws of the State of New South Wales, Australia, if American Depositary Receipts evidencing ADSs ("ADRs") are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach the U.S. Depositary prior to the Expiration Date (as defined in Section 1 to the Offer to Purchase). Such form may be delivered by hand or mailed to The Bank of New York (the "U.S. Depositary") and must include a signature guarantee by an Eligible Institution in the form set out herein. See "Procedures for Tendering Shares and ADSs--Valid Tender of ADSs--Guaranteed Delivery" in Section 2 to the Offer to Purchase.

                     The U.S. Depositary for the Offer is:
                             THE BANK OF NEW YORK
By Mail:                      By Facsimile Transmission:             By Hand or Overnight Courier:
                              (for Eligible Institutions Only)
Tender & Exchange Department  (212) 815-6213                          Tender & Exchange Department
P.O. Box 11248                                                              101 Barclay Street
Church Street Station         For Confirmation Telephone:              Receive and Deliver Window
New York, New York 10286-1248    (800) 507-9357                         New York, New York 10286

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

     ACCEPTANCE OF THE OFFER IN RESPECT OF SHARES (EXCEPT INSOFAR AS THEY ARE REPRESENTED BY ADSS) MAY NOT BE MADE WITH THIS FORM OR PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES.

Ladies and Gentlemen:

     The undersigned hereby accepts the Offer in respect of ADSs by UUNET Holdings Australia Pty Limited, a corporation incorporated under the laws of New South Wales, Australia ("Purchaser") and a wholly owned subsidiary of UUNET Technologies, Inc, a Delaware corporation ("Intermediate") and a wholly owned subsidiary of MCI WORLDCOM, Inc., a Georgia corporation ("MCI WorldCom"), upon the terms and subject to the conditions set forth in its Offer to Purchase dated
January [    ], 1999 (the "Offer to Purchase") and the related Letter of
Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, in respect of the number of ADSs indicated below pursuant to the guaranteed delivery procedure set out in "Procedures for Tendering Shares and ADSs--Valid Tender of ADSs--Guaranteed Delivery" in Section 2 to the Offer to Purchase.

     The undersigned authorizes the U.S. Depositary to deliver this Notice of Guaranteed Delivery to Purchaser as evidence of the undersigned's acceptance of the terms and conditions of the Offer, including the terms and conditions of the Letter of Transmittal, and understands that the acceptance given hereby will be effective upon receipt of the Notice of Guaranteed Delivery by the U.S. Depositary, regardless of whether or when the certificate(s) for the tendered ADSs (or confirmation of book entry transfer of the ADSs into the U.S. Depositary's account at a Book-Entry Transfer Facility), the executed Letter of Transmittal (or, in the case of a book entry transfer, an Agent's Message), and any other required documents are received by the U.S. Depositary.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to accept the Offer. The undersigned will, upon request, execute and deliver any additional documents deemed by the U.S. Depositary, Purchaser, Intermediate or MCI WorldCom to be necessary or desirable to perfect the undersigned's acceptance of Offer, as indicated below.


Signature(s):______________________      Address(es):__________________________

___________________________________      ______________________________________
                                                    (Include Zip Code)
                                         Area Code(s) and Tel. No(s):
Name of Record Holder(s):__________      If ADSs will be tendered by book-entry
                                                 transfer check the box:[]
                                         Account Number:_______________________
-----------------------------------

-----------------------------------
      (Please Type or Print)

-----------------------------------
Number of ADSs:____________________

ADR No.(s) (if available)----------

-----------------------------------
Dated:_____________________________

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers Inc. or which is a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution"), hereby (a) represents that the tender of ADSs
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effected hereby complies with Rule 14e-4 under the Securities Exchange Act of
1934, as amended and (b) guarantees delivery to the U.S. Depositary, at one of its addresses set forth above, of certificates representing the ADSs evidenced by ADRs tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such ADSs evidenced by ADRs into the U.S. Depositary's accounts at The Depository Trust Company (the "Book-Entry Transfer Facility"), in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), and any other required documents, within three New York Stock Exchange trading days after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the U.S. Depositary and must deliver the Letter of Transmittal and the certificates for ADSs evidenced by ADRs to the U.S. Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.


___________________________________      ______________________________________
Name of Firm, Agent or Trustee                   (Authorized Signature)

___________________________________      Name:_________________________________
                                                  (Please type or print)
___________________________________
           Address
___________________________________      Title:________________________________
          (Zip Code)

Area Code and Tel. No.:____________      Date:_________________________________

NOTE: DO NOT SEND ADRS WITH THIS FORM; ADRS SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery (or facsimile thereof) and any other documents required by this Notice of Guaranteed Delivery must be received by the U.S. Depositary at its address set forth herein on or prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the U.S. Depositary is at the election and risk of the holder, and the delivery will be deemed made only when actually received by the U.S. Depositary. Instead of delivery by mail, it is recommended that the holder use an overnight or hand-delivery service, properly insured. If delivery is by mail, it is recommended that such certificates and documents be sent by registered mail, properly insured, with return receipt requested. In all cases sufficient time should be allowed to assure timely delivery.

     2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by the holder(s) of the ADSs specified herein, the signature(s) must correspond with exactly the name(s) as written on the face of the ADR or on a security position listing with respect thereto without any alteration, enlargement or change whatsoever. If any of the tendered ADSs are held by two or more persons, all such persons must sign this Notice of Guaranteed Delivery. If any of the tendered ADSs are registered in different names, it will be necessary to complete, sign and submit as many separate Notices of Guaranteed Delivery as there are different registrations.

     If this Notice of Guaranteed Delivery is signed by a person other than the holder(s) of any ADSs specified herein or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate stock powers, signed as the name of the holder(s) appears on the ADRs or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

     If this Notice of Guaranteed Delivery or any other instruments of transfer are signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation, or other person(s) acting in a fiduciary or representative capacity, such person(s) should so indicate when signing and must submit proper evidence satisfactory to the U.S. Depositary and Purchaser of their authority so to act.
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     3.  REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.  Requests for assistance or additional copies of the Offer to Purchase or the Letter of Transmittal or this Notice of Guaranteed Delivery should be directed to the Information Agent or the Dealer Manager at the addresses and telephone numbers set forth on the back cover page of the Letter of Transmittal and on the back cover page of the Offer to Purchase.